Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contact	Media Contact
Jon Puckett	Kevin Lightfoot
Vice President	Vice President
Investor Relations	Corporate Communications
Affiliated Computer Services, Inc.	Affiliated Computer Services, Inc.
214-841-8281	214-841-8191
jon.puckett@acs-inc.com	kevin.lightfoot@acs-inc.com
ACS Announces Fourth Quarter and Fiscal Year 2007 Results;
Company Generates Record Revenues and Cash Flow in Fourth Quarter
DALLAS, TEXAS: August 21, 2007 – Affiliated Computer Services, Inc., (NYSE: ACS) today announced fourth quarter fiscal year 2007 revenues of $1.52 billion, a 10% increase compared to the prior year quarter. The Company’s internal revenue growth rate for the quarter accelerated to 7%.
Fourth quarter fiscal year 2007 adjusted non-GAAP diluted earnings per share was $0.88, a 21% increase over the prior year fourth quarter adjusted non-GAAP diluted earnings per share of $0.73. See “Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results” below.
Fiscal year 2007 revenues were $5.77 billion. Excluding the divestiture of the Welfare to Workforce Services (“WWS”) business, total revenue growth was 10% compared to the prior fiscal year. The Company’s internal revenue growth rate for the year was 5%.
Fiscal year 2007 adjusted non-GAAP diluted earnings per share was $3.12, an 11% increase over the prior year adjusted non-GAAP diluted earnings per share of $2.80. See “Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results” below.
Fourth quarter operating cash flow and free cash flow were both company records. Cash flow from operations for the fourth quarter of fiscal year 2007 was approximately $343 million, or 23% of revenue. Free cash flow during the fourth quarter was approximately $253 million, or 17% of revenue. This quarter’s record cash flow results were primarily driven by improved accounts receivable collections and overall working capital management.
Lynn Blodgett, ACS’ President and Chief Executive Officer, said, “I am proud of our dedicated employees and their efforts that drove our strong finish to the year. Despite non-operational distractions, we generated record company revenues for the year, significantly improved our client renewal rates, and enjoyed outstanding cash flow results. We are focused on running our business, growing revenues and profit, and emphasizing innovation in our offerings.

Key highlights from ACS’ fiscal year 2007 fourth quarter include:
•	Total revenue growth was 10% with 7% internal growth. The Commercial segment grew 6% with 1% internal revenue growth. The Government segment grew 16% with 15% internal revenue growth. The Commercial segment accounted for 58% of revenues in the fourth quarter and the Government segment comprised the remaining 42%.

•	Fourth quarter 2007 adjusted non-GAAP diluted earnings per share was $0.88, a 21% increase over the prior year fourth quarter adjusted non-GAAP diluted earnings per share of $0.73. Fourth quarter 2007 reported GAAP diluted earnings per share was $0.37 as compared to $0.72 in the fourth quarter of the prior year. See “Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results” below.

•	During the quarter, the Company generated new business signings of $153 million of annual recurring revenue with an estimated total contract value of approximately $509 million. In terms of annual recurring revenue, approximately 74% of fourth quarter new business signings were business process outsourcing deals and approximately 26% were information technology solutions signings. The Company also renewed $241 million of annual recurring revenue with an estimated total contract value of $524 million during the quarter.

•	The record cash flow results noted above for the fourth quarter also included $53 million, or 3% of revenues, of cash interest paid on debt, cash paid related to legal and other costs associated with the ongoing stock option investigations and shareholder derivative lawsuits, partially offset by cash interest income.

•	Capital expenditures and additions to intangible assets were approximately $91 million, or 6% of revenue.

•	During the fourth quarter of fiscal 2007, the Company completed the following acquisitions:
o	CDR Associates, LLC (“CDR”) for a purchase price of approximately $27 million and a potential earnout of up to $15 million, based on future results. CDR, with trailing twelve month revenues of approximately $17 million, expands ACS’ existing services to the healthcare payor market by adding credit balance audit services and a web-based credit balance system.

o	Certain assets of Albion, Inc. for a purchase price of approximately $31 million. Albion, with trailing twelve month revenues of approximately $25 million, specializes in integrated eligibility software solutions for the health and human services (HHS) market and will enable ACS to offer an end-to-end integrated eligibility offering across multiple HHS programs.

Key highlights from ACS’ fiscal year 2007 results include:
•	Fiscal year 2007 revenues were $5.77 billion. Excluding the divestiture of the WWS business, total revenue growth was 10% with internal revenue growth of 5%.

•	Fiscal year 2007 adjusted non-GAAP diluted earnings per share was $3.12, an 11% increase over the prior year adjusted non-GAAP diluted earnings per share of $2.80. Fiscal year 2007 reported GAAP diluted earnings per share was $2.49 as compared to $2.87 in the prior year. See “Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results” below.

•	Cash flow from operations for fiscal year 2007 was $738 million, or 13% of revenue, and free cash flow was $378 million, or 7% of revenue. Capital expenditures and additions to intangibles were $360 million, or 6% of revenues. Both cash flow from operations and free cash flow included the following:
o	$192 million, or 3% of revenues, of cash interest paid on debt, cash paid related to legal and other costs associated with the ongoing stock option investigations and shareholder derivative lawsuits, partially offset by cash interest income

o	$35 million, or 1% of revenues, of cash payments for estimated taxes, interest and penalties related to disallowed Section 162(m) compensation deductions that were previously believed to be deductible
•	Fiscal year 2007 new business signings were $607 million of annual recurring revenue with an estimated total contract value of $2.8 billion. In terms of annual recurring revenue, approximately 79% of new business signings were business process outsourcing deals and approximately 21% were information technology solutions signings. Additionally, we renewed $869 million of annual recurring revenue with an estimated total contract value of $2.4 billion during fiscal year 2007.
ACS will discuss the Company’s financial results on a conference call and web cast on www.acs-inc.com at 3:30 p.m. central time today. During the conference call, management will refer to a presentation provided on the Investor Relations page of ACS’ website and will use certain non-generally accepted accounting principles (“GAAP”) financial measures for which reconciliations to the most directly comparable GAAP financial measures will also be provided.
ACS, a FORTUNE 500 company with more than 60,000 people supporting client operations in nearly 100 countries, provides business process outsourcing and information technology solutions to world-class commercial and government clients. The Company’s Class A common stock trades on the New York Stock Exchange under the symbol “ACS.” ACS makes technology work. Visit ACS on the Internet at www.acs-inc.com.
All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth in the Company’s prior filings with the Securities and Exchange Commission, including those set forth under Item 1A “Risk Factors” in the most recent Annual Report on Form 10-K/A filed on February 1, 2007. In addition, we operate in a highly competitive and rapidly changing environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statement.

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
Dollars in thousands, except per share amounts
(Unaudited)

	Three months ended
	June 30,
	2007	2006
Revenues	$1,519,734	$1,380,702

Operating expenses:
Cost of revenues:

Wages and benefits	724,951	661,694
Services and supplies	348,721	298,889

Rent, lease and maintenance	171,413	171,272

Depreciation and amortization	91,338	78,437

Software impairment charge	76,407	—

Other	5,279	7,568

Total cost of revenues	1,418,109	1,217,860

Gain on sale of business	—	(425)
Other operating expenses	18,447	13,469

Total operating expenses	1,436,556	1,230,904

Operating income	83,178	149,798

Interest expense	42,176	25,782

Other non-operating expenses (income), net	(4,494)	(3,610)

Pretax profit	45,496	127,626

Income tax expense	7,922	41,565

Net income	$37,574	$86,061

Earnings per share:

Basic	$0.38	$0.73

Diluted	$0.37	$0.72

Shares used in computing earnings per share:

Basic	99,378	118,131

Diluted	101,039	119,484
Note: See “Summary Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results” for certain items impacting the reported numbers above.

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
Dollars in thousands, except per share amounts
(Unaudited)

	Twelve months ended
	June 30,
	2007	2006
Revenues	$5,772,479	$5,353,661

Operating expenses:
Cost of revenues:

Wages and benefits	2,748,717	2,568,042

Services and supplies	1,262,435	1,168,540

Rent, lease and maintenance	701,620	646,474

Depreciation and amortization	346,199	289,852

Software impairment charge	76,407	—

Other	33,440	39,629

Total cost of revenues	5,168,818	4,712,537

Gain on sale of business	—	(32,907)
Other operating expenses	66,706	56,747

Total operating expenses	5,235,524	4,736,377

Operating income	536,955	617,284

Interest expense	182,665	68,367

Other non-operating expenses (income), net	(29,123)	(9,396)

Pretax profit	383,413	558,313

Income tax expense	130,323	199,507

Net income	$253,090	$358,806

Earnings per share:

Basic	$2.53	$2.91

Diluted	$2.49	$2.87

Shares used in computing earnings per share:

Basic	100,181	123,197

Diluted	101,572	125,027
Note: See “Summary Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results” for certain items impacting the reported numbers above.

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
Dollars in thousands
(Unaudited)

	June 30,	June 30,
	2007	2006
Assets:
Cash and cash equivalents	$307,286	$100,837
Accounts receivable, net	1,257,108	1,231,846
Income taxes receivable	13,268	8,090
Other current assets	232,872	188,490

Total current assets	1,810,534	1,529,263

Property, equipment and software, net	897,319	870,020
Goodwill	2,612,368	2,456,654
Other intangible assets, net	481,378	475,701
Other assets	180,830	170,799

Total Assets	$5,982,429	$5,502,437

Liabilities:
Accounts payable	$97,951	$104,473
Accrued compensation and benefits	246,742	172,853
Other accrued liabilities	400,238	354,632
Deferred taxes	14,418	18,047
Current portion of long-term debt	47,039	23,074
Current portion of unearned revenue	164,484	152,026

Total current liabilities	970,872	825,105

Long-term debt	2,342,272	1,614,032
Deferred taxes	367,565	331,433
Other long-term liabilities	235,552	275,649

Total Liabilities	3,916,261	3,046,219

Total Stockholders’ Equity	2,066,168	2,456,218

Total Liabilities and Stockholders Equity	$5,982,429	$5,502,437

Frequently Used Terms
New business signings - while there are no third party standards or requirements governing the calculation of new business signings, new business signings are defined as recurring revenue from new contracts, including the incremental portion of renewals, signed during the period and represent the estimated first twelve months of revenue to be recorded under that contract after full implementation. We use new business signings as a measure of estimated recurring revenues represented by contractual commitments, both to forecast prospective revenues and to estimate capital commitments. Revenues are measured under GAAP.
Trailing twelve month new business — is the preceding twelve months of new business signings at a point in time expressed in annual revenue, not total contract value.
Total contract value — represents estimated total revenue over the term of the contract.
Use of Non-GAAP Financial Information
The Company reports its financial results in accordance with GAAP. However, the Company uses certain non-GAAP performance measures, including adjusted non-GAAP earnings per share, free cash flow and internal revenue growth to provide both management and investors a more complete understanding of the Company’s underlying operational trends and results.
Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results – In addition to reporting operating income, pretax income, net income and earnings per share on a GAAP basis, the Company has also made certain non-GAAP adjustments which are described in the attached schedule titled “Description of Non-GAAP Adjustments” and are reconciled to the corresponding GAAP measures in the attached financial schedules titled “Reconciliation of Reported Results to Income Adjusted for Certain Non-GAAP Items” included in this earnings release. In making these non-GAAP adjustments, the Company takes into account the impact of items that are infrequently occurring or that are non-operational in nature. Management believes that the exclusion of these items provides a useful basis for evaluating underlying business performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating business unit performance utilizing GAAP financial information. Management uses non-GAAP measures in its budgeting and forecasting processes and to further analyze its financial trends, as well as making financial comparisons to prior periods presented on a similar basis. The Company’s management uses each of these non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods, and the Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand the Company’s comparative operating performance for the periods presented.
The Company’s non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures. Although the Company’s management believes non-GAAP measures are useful in evaluating the performance of its business, the Company acknowledges that items excluded from such measures may have a material impact on the Company’s income from operations, pretax income, net income and earnings per share calculated in accordance with GAAP. Therefore, management uses non-GAAP measures in conjunction with GAAP results. Investors and users of our financial information should also consider the above factors when evaluating the Company’s results.

Description of Non-GAAP Adjustments:

The following items are included in our presentation of Non-GAAP adjustments:
1.	Non-cash impairment charge related to our agreement with the Department of Education to cease development of certain in-process capitalized software. In 2003, we were awarded a contract with the Department of Education for its “Common Services for Borrowers” initiative (“CSB”). Under this contract we provide comprehensive loan servicing, consolidation loan processing, debt collection services on delinquent accounts, IT infrastructure operations and support, maintenance and development of information systems, and portfolio management services for the Department of Education’s Direct Student Loan program. In May 2007, we agreed with the Department to cease development of certain software contemplated under the CSB contract. As a result of the agreement to cease development, we recorded a non-cash impairment charge (“CSB Impairment”) of approximately $76.4 million (approximately $48.3 million, net of income tax) related to in-process capitalized development costs. Management believes that excluding this infrequent charge helps to isolate the underlying operational trends of our business and facilitates comparisons among periods.

2.	Costs related to the 2006 and 2007 buyout offers and related shareholder derivative suits. Certain costs related to buyout offers and shareholder derivative suits in 2006 and 2007 have been excluded. We incurred costs related to the 2006 unsolicited discussions with a group of private-equity investors regarding a possible sale of the Company (“Strategic Alternatives 2006”). We have incurred in fiscal year 2007 and expect that we will continue to incur costs to evaluate our strategic alternatives, including the proposal from Mr. Deason and Cerberus. In addition, several lawsuits have been filed in connection with the announced buyout transaction, generally alleging claims related to breach of fiduciary duty, and seeking class action status (“Strategic Alternatives 2007”). We have incurred and continue to incur costs related to these lawsuits. Management believes that these costs are not related to the Company’s ongoing operations and that excluding them helps to provide a more meaningful representation of the Company’s operating performance.

3.	Costs related to our internal investigation of our stock option grant practices, investigations begun by the Securities and Exchange Commission and Department of Justice, and shareholder derivative suits. We have incurred costs related to our internal investigation, as well as those of the SEC and DOJ, and expect that we will continue to incur costs related to the ongoing SEC and DOJ investigations. In addition, several derivative lawsuits have been filed in connection with our stock option grant practices, generally alleging claims related to breach of fiduciary duty and unjust enrichment by certain of our directors and senior executives. We have incurred and continue to incur costs related to these lawsuits (“Option Legal Fees”). Management believes that these costs are not related to the Company’s ongoing operations and that excluding them helps to provide a more meaningful representation of the Company’s operating performance.

4.	Gains and losses on sales of business or minority interests. Management believes that the sale of our welfare-to-workforce and related business and our minority interests in a professional services business, are isolated events related to non-core operations and not representative of our ongoing operations. These businesses were not considered strategic to our ongoing operations and excluding the gains/losses on their sale helps to isolate the performance of our continuing operations.

5.	Certain litigation settlements related to pre-acquisition claims. These are claims that occurred prior to our acquisition of a business, but for which we may have exposure in accordance with the terms of the relevant purchase agreement (“Pre-Acquisition Claim Settlement”). Any claims incurred subsequent to acquisition will be included in our operating results.

6.	Resolution of taxes, interest and penalty reversal related to Section 162(m) deductions. We included in our restatements of our fiscal year 2004, 2005 and the first three quarters of fiscal year 2006 financial statements an accrual for additional income tax liabilities and estimated penalties and interest related to certain cash executive compensation deductions previously taken under Section 162(m), which we believed may be non-deductible as a result of information that had been obtained by us in connection with our internal investigation, due to factors unrelated to revised measurement dates. In the fourth quarter of fiscal year 2007, we reversed approximately $6.0 million of accrued income taxes, penalties and interest associated with Section 162(m) issues, as we believe an accrual for these amounts is no longer required (“162 (m) Resolution”). These deductions were related to prior fiscal years, and management believes that excluding them provides a more meaningful representation of our results of operations in the fourth quarter of fiscal year 2007.

7.	North Carolina contract settlement (“NC Settlement”). During the fourth quarter of fiscal year 2006, we recorded a charge to revenue of $3.9 million related to our assessment of realization of amounts previously recognized for the North Carolina MMIS contract. In the third quarter of fiscal year 2007, we mutually agreed to terminate the contract, settled all issues related to the contract, and recognized $3.4 million in revenue related to this settlement. The Company believes the contract termination was an infrequent occurrence.

8.	Income tax benefits. In the fourth quarter of fiscal year 2006, we recorded a year-to-date true-up of our estimated tax liability for fiscal year 2006 (“Tax Benefit”). Management believes that excluding this amount from its results for the fourth quarter of fiscal year 2006 helps to provide a more meaningful representation of our fourth quarter 2006 earnings per share.

9.	Waiver fee on our Credit Facility. We received an amendment, consent and waiver from the lenders under our Credit Facility with respect to, among other provisions, waiver of any default or event of default arising under the Credit Facility as a result of our failure to comply with certain reporting covenants (“Waiver Fee”). Management believes that our delayed filings of our Annual Report on Form 10-K for the year ended June 30, 2006 and Quarterly Report on Form 10-Q for the period ended September 30, 2006, which necessitated the waiver, to be an infrequently occurring event and excluding it provides a more meaningful representation of our results of operations fiscal year 2007.

10.	Accounts receivable write-down related to business divested in 2004. In fiscal year 2004, we divested the majority of our Federal government business; however, we retained certain accounts receivable related to the operations of the divested business. In fiscal year 2006, based on our assessment of the collectibility of the receivable, we recorded an allowance for bad debt in an amount we believed was appropriate (“Federal A/R Write-Down”). As this receivable was related to operations that have been divested, management believes that excluding the write-down helps to provide a more meaningful representation of our ongoing operations.

11.	Write-off of debt issuance costs. In fiscal year 2006, we terminated our then existing credit facility (the “Prior Facility”) and entered into a new Credit Facility. We wrote off the debt issuance costs related to the Prior Facility upon termination. Management believes that these costs are not representative of our ongoing operations.

Reconciliation of Reported Results to Income Adjusted for Certain Non-GAAP Items (Dollars in thousands, except per share amounts)
Summary Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results:
Fourth Quarter Fiscal Year 2007:
•	Fourth quarter fiscal year 2007 reported GAAP diluted earnings per share was $0.37. Fourth quarter fiscal year 2007 adjusted non-GAAP diluted earnings per share was $0.88 and excluded the following:
o	$0.48 per diluted share, or $76 million, pre-tax non-cash impairment charge related to in-process capitalized software development costs described further in item 1 of non-GAAP adjustments above

o	$0.09 per diluted share of legal and other expenses related to the ongoing stock option investigations and share holder derivative lawsuits, the Special Committee’s ongoing review of strategic alternatives for the Company and certain litigation settlements related to pre-acquisition claims described further in items 2, 3 and 5 of non-GAAP adjustments above

o	$0.06 per diluted share benefit related to the resolution of the Company’s previously estimated taxes, penalties and interest related to Section 162(m) deductions described further in item 6 of non-GAAP adjustments above

	Three Months Ended June 30, 2007 ($ in thousands, except EPS)
			Pre-Acquisition	Sale of	Stock Option	Strategic
		CSB	Claim	Minority	Investigation	Alternatives	162(m)
	As Reported	Impairment	Settlement	Interests	Costs	2007	Resolution	As Adjusted
Revenues	$1,519,734	$—	$—	$—	$—	$—	$—	$1,519,734
Sub-total cost of revenues	1,418,109	(76,407)	—	—	(946)	(2,785)	—	1,337,971
Gain on sale of business	—	—	—	—	—	—	—	—
Other operating expenses	18,447	—	(2,290)	—	(5,388)	(2,600)	907	9,076

Total operating expenses	1,436,556	(76,407)	(2,290)	—	(6,334)	(5,385)	907	1,347,047

Operating income	83,178	76,407	2,290	—	6,334	5,385	(907)	172,687
Interest expense	42,176	—	—	—	—	—	855	43,031
Other non-operating income, net	(4,494)	—	—	(851)	—	—	—	(5,345)

Pretax profit	45,496	76,407	2,290	851	6,334	5,385	(1,762)	135,001
Income tax expense	7,922	28,151	767	285	2,122	1,804	4,223	45,274

Net income	$37,574	$48,256	$1,523	$566	$4,212	$3,581	$(5,985)	$89,727

Earnings per common share:
Basic	$0.38	$0.49	$0.02	$—	$0.04	$0.03	$(0.06)	$0.90
Diluted	$0.37	$0.48	$0.02	$—	$0.04	$0.03	$(0.06)	$0.88

Shares used in computing earnings:
Basic	99,378	99,378	99,378	99,378	99,378	99,378	99,378	99,378
Diluted	101,039	101,039	101,039	101,039	101,039	101,039	101,039	101,039
•	Fourth quarter fiscal 2007 adjusted non-GAAP diluted earnings per share also included the following:
o	$0.02 per diluted share loss on currency hedging

Fourth Quarter Fiscal Year 2006:
•	Fourth quarter fiscal year 2006 reported GAAP diluted earnings per share was $0.72. Fourth quarter fiscal year 2006 adjusted non-GAAP diluted earnings per share was $0.73 and excluded the following:
o	$0.02 per diluted share of legal expenses related to the on-going stock option investigations and shareholder derivative lawsuits described further in item 3 of non-GAAP adjustments above

o	$0.02 per diluted share charge related to the North Carolina Medicaid contract described further in item 7 of non-GAAP adjustments above

o	$0.02 per diluted share tax benefit primarily related to certain Federal tax deductions described further in item 8 of non-GAAP adjustments above

o	$0.01 per diluted share residual net gain associated with the divestiture of the Welfare to Workforce Services (“WWS”) business described further in item 4 of non-GAAP adjustments above

	Three Months Ended June 30, 2006 ($ in thousands, except EPS)
			Strategic			Stock Option
		WWS	Alternatives	NC	Tax	Investigation
	As Reported	Divestitures	2006	Settlement	benefit	Costs	As Adjusted
Revenues	$1,380,702	$—	$—	$3,920	$—	$—	$1,384,622
Sub-total cost of revenues	1,217,860	—	—	(65)	—	(225)	1,217,570
Gain on sale of business	(425)	425	—	—	—	—	—
Other operating expenses	13,469	—	(30)	—	—	(2,693)	10,746

Total operating expenses	1,230,904	425	(30)	(65)	—	(2,918)	1,228,316

Operating income	149,798	(425)	30	3,985	—	2,918	156,306
Interest expense	25,782	—	—	—	—	—	25,782
Other non-operating income, net	(3,610)	—	—	—	—	—	(3,610)

Pretax profit	127,626	(425)	30	3,985	—	2,918	134,134
Income tax expense	41,565	217	10	1,314	2,778	962	46,846

Net income	$86,061	$(642)	$20	$2,671	$(2,778)	$1,956	$87,288

Earnings per common share:
Basic	$0.73	$(0.01)	$—	$0.02	$(0.02)	$0.02	$0.74
Diluted	$0.72	$(0.01)	$—	$0.02	$(0.02)	$0.02	$0.73

Shares used in computing earnings
Basic	118,131	118,131	118,131	118,131	118,131	118,131	118,131
Diluted	119,484	119,484	119,484	119,484	119,484	119,484	119,484
•	Fourth quarter fiscal year 2006 adjusted non-GAAP diluted earnings per share also included the following:
o	$0.04 per diluted share related to restructuring activities and asset impairments

o	$0.01 per diluted share related to incremental transactions costs related to the HR business we acquired from Mellon

Fiscal Year 2007:
•	Fiscal year 2007 reported GAAP diluted earnings per share was $2.49. Fiscal year 2007 adjusted non-GAAP diluted earnings per share was $3.12 and excluded the following:
o	$0.48 per diluted share, or $76 million, pre-tax non-cash impairment charge related to in-process capitalized software development costs described further in item 1 of non-GAAP adjustments above

o	$0.27 per diluted share of legal and other expenses related to the ongoing stock option investigations and share holder derivative lawsuits, the Special Committee’s ongoing review of strategic alternatives for the Company and certain litigation settlements related to pre-acquisition claims described further in items 2, 3 and 5 of non-GAAP adjustments above

o	$0.01 per diluted share of expenses related to a waiver fee on the company’s credit facility described further in item 9 of non-GAAP adjustments above

o	$0.06 per diluted share benefit related to the resolution of the Company’s previously estimated tax penalties and interest related to Section 162(m) deductions described further in item 6 of non-GAAP adjustments above

o	$0.05 per diluted share benefit on the sale of a minority interest in a professional services business described further in item 4 of non-GAAP adjustments above

o	$0.02 per diluted share benefit related to a settlement of the North Carolina Medicaid contract dispute described further in item 7 of non-GAAP adjustments above

	Year Ended June 30, 2007 ($ in thousands, except EPS)
			Stock Option			Strategic	Sale of	Pre-Acquisition
		CSB	Investigation	Waiver	NC	Alternatives	Majority	Claim	162(m)
	As Reported	Impairment	Costs	Fee	Settlement	2007	Interests	Settlement	Resolution	As Adjusted
Revenues	$5,772,479	$—	$—	$—	$(3,365)	$—	$—	$—	$—	$5,769,114
Sub-total cost of revenues	5,168,818	(76,407)	(2,276)	—	—	(2,785)	—	—	—	5,087,350
Gain on sale of business	—	—	—	—	—	—	—	—	—	—
Other operating expenses	66,706	—	(30,059)	—	—	(3,155)	—	(4,490)	907	29,909

Total operating expenses	5,235,524	(76,407)	(32,335)	—	—	(5,940)	—	(4,490)	907	5,117,259

Operating income	536,955	76,407	32,335	—	(3,365)	5,940	—	4,490	(907)	651,855
Interest expense	182,665	—	—	(2,595)	—	—	—	—	855	180,925
Other non-operating income, net	(29,123)	—	—	—	—	—	8,247	—	—	(20,876)

Pretax profit	383,413	76,407	32,335	2,595	(3,365)	5,940	(8,247)	4,490	(1,762)	491,806
Income tax expense	130,323	28,151	11,507	960	(1,220)	2,005	(2,899)	1,565	4,223	174,615

Net income	$253,090	$48,256	$20,828	$1,635	$(2,145)	$3,935	$(5,348)	$2,925	$(5,985)	$317,191

Earnings per common share:
Basic	$2.53	$0.48	$0.21	$0.01	$(0.02)	$0.04	$(0.05)	$0.03	$(0.06)	$3.17
Diluted	$2.49	$0.48	$0.20	$0.01	$(0.02)	$0.04	$(0.05)	$0.03	$(0.06)	$3.12
Shares used in computing earnings per share:
Basic	100,181	100,181	100,181	100,181	100,181	100,181	100,181	100,181	100,181	100,181
Diluted	101,572	101,572	101,572	101,572	101,572	101,572	101,572	101,572	101,572	101,572
•	Adjusted fiscal year 2007 adjusted non-GAAP diluted earnings per share included the following:
o	$0.09 per diluted share related to restructuring activities, asset impairments, and certain other litigation settlements

Fiscal Year 2006:
•	Fiscal year 2006 reported GAAP diluted earnings per share was $2.87. Fiscal year 2006 adjusted non-GAAP diluted earnings per share was $2.80 and excluded the following:
o	$0.16 per diluted share gain related to the divestiture of the WWS business described further in item 4 of non-GAAP adjustments above

o	$0.04 per diluted share of legal and other expenses related to the on-going stock option investigation and shareholder derivative lawsuits and associated with the activities of our Special Committee of the Board of Directors related to the unsolicited offer regarding a potential sale of the Company and the possible recapitalization described further in items 2 and 3 of non-GAAP adjustments above

o	$0.02 per diluted share related to the write-off of debt issue costs related to our previous credit facility described further in item 11 of non-GAAP adjustments above

o	$0.02 per diluted share charge related to the North Carolina Medicaid contract described further in item 7 of non-GAAP adjustments above

o	$0.01 per diluted share write-down of account receivable from the fiscal year 2004 divestiture of the majority of our Federal government business described further in item 10 of non-GAAP adjustments above

	Fiscal Year Ended June 30, 2006 ($ in thousands, except EPS)
						Write-off of
			Strategic	Stock Option		Deferred
		WWS	Alternatives	Invesigation	Federal A/R	Financing
	As Reported	Divestitures	2006	Costs	Write-Down	Costs	NC Settlement	As Adjusted
Revenues	$5,353,661	$—	$—	$—	$—	$—	$3,920	$5,357,581
Sub-total cost of revenues	4,712,537	—	(30)	(225)	—	—	(65)	4,712,217
Gain on sale of business	(32,907)	32,907	—	—	—	—	—	—
Other operating expenses	56,747	—	(3,993)	(2,693)	(2,400)	—	—	47,661

Total operating expenses	4,736,377	32,907	(4,023)	(2,918)	(2,400)	—	(65)	4,759,878

Operating income	617,284	(32,907)	4,023	2,918	2,400	—	3,985	597,703
Interest expense	68,367	—	—	—	—	—	—	68,367
Other non-operating income, net	(9,396)	—	—	—	—	(4,104)	—	(13,500)

Pretax profit	558,313	(32,907)	4,023	2,918	2,400	4,104	3,985	542,836
Income tax expense	199,507	(12,758)	1,475	962	877	1,500	1,314	192,877

Net income	$358,806	$(20,149)	$2,548	$1,956	$1,523	$2,604	$2,671	$349,959

Earnings per common share:
Basic	$2.91	$(0.16)	$0.02	$0.02	$0.01	$0.02	$0.02	$2.84
Diluted	$2.87	$(0.16)	$0.02	$0.02	$0.01	$0.02	$0.02	$2.80
Shares used in computing earnings per share:
Basic	123,197	123,197	123,197	123,197	123,197	123,197	123,197	123,197
Diluted	125,027	125,027	125,027	125,027	125,027	125,027	125,027	125,027
•	Adjusted fiscal 2006 diluted non-GAAP earnings per share also included the following:
o	$0.15 per diluted share related to restructuring activities and asset impairments, legal fees and certain other legal settlements

o	$0.11 per diluted share related to results of two underperforming multi-scope HR contracts

o	$0.03 per diluted share related to incremental transaction expenses related to the HR business we acquired from Mellon

o	$0.03 per diluted share charge for compensation expense related to the departure of the former Chief Executive Officer

o	$0.01 per diluted share write-down of accounts receivable from an assessment of risk related to bankruptcies of certain airline clients

Internal revenue growth - is measured as total revenue growth less acquired revenue from acquisitions and revenues from divested operations. Acquired revenue from acquisitions is based on pre-acquisition normalized revenue of acquired companies. We use the calculation of internal revenue growth to measure revenue growth excluding the impact of acquired revenues and the revenue associated with divested operations and we believe these adjustments to historical reported results are necessary to accurately reflect our internal revenue growth.
For the three months ended June 30, 2007, the Company generated internal revenue growth of 7% Internal revenue growth is measured as follows (unaudited, $ in millions):

	Three months ended June 30,
	2007	2006	Growth %(a)
Consolidated
Total Revenues	$1,520	$1,381	10%
Less: Divested	—	—

Adjusted Base	$1,520	$1,381	10%

Acquired Revenues*	$55	$7	3%
Internal Revenues	1,465	1,374	7%

Total	$1,520	$1,381	10%

Commercial
Total Revenues	$879	$827	6%
Less: Divested	—	—

Adjusted Base	$879	$827	6%

Acquired Revenues*	$51	$7	5%
Internal Revenues	828	820	1%

Total	$879	$827	6%

Government
Total Revenues	$641	$554	16%
Less: Divested	—	—

Adjusted Base	$641	$554	16%

Acquired Revenues*	$4	$—	1%
Internal Revenues	637	554	15%

Total	$641	$554	16%

*	Acquired revenues are based on pre-acquisition normalized revenues of acquired companies.

(a)	Based on actual amounts, not rounded.

For the twelve months ended June 30, 2007, the Company generated internal revenue growth of 5%. Internal revenue growth is measured as follows (unaudited, $ in millions):

	Twelve months ended June 30,
	2007	2006	Growth %(a)
Consolidated
Total Revenues	$5,773	$5,354	8%
Less: Divested	(1)	(105)

Adjusted Base	$5,772	$5,249	10%

Acquired Revenues*	$272	$22	5%
Internal Revenues	5,500	5,227	5%

Total	$5,772	$5,249	10%

Commercial
Total Revenues	$3,437	$3,168	8%
Less: Divested	—	—

Adjusted Base	$3,437	$3,168	8%

Acquired Revenues*	$175	$7	5%
Internal Revenues	3,262	3,161	3%

Total	$3,437	$3,168	8%

Government
Total Revenues	$2,336	$2,186	7%
Less: Divested	(1)	(105)

Adjusted Base	$2,335	$2,081	12%

Acquired Revenues*	$97	$15	4%
Internal Revenues	2,238	2,066	8%

Total	$2,335	$2,081	12%

*	Acquired revenues are based on pre-acquisition normalized revenues of acquired companies.

(a)	Based on actual amounts, not rounded.

Free Cash Flow
Free cash flow — is measured as operating cash flow (net cash provided by operating activities, as reported in our consolidated statements of cash flows) less capital expenditures (purchases of property, equipment and software, net of sales, as reported in our consolidated statements of cash flows) less additions to other intangible assets (as reported in our consolidated statements of cash flows). We believe this free cash flow metric provides an additional measure of available cash flow after we have satisfied the capital expenditure requirements of our operations, and should not be taken in isolation to be a measure of cash flow available for us to satisfy all our obligations and execute our business strategies. We also rely on cash flows from investing and financing activities which, together with free cash flow, are expected to be sufficient for us to execute our business strategies. Our measure of free cash flow may not be comparable to similarly titled measures of other companies. (unaudited, $ in millions)

	Three months ended		Twelve months ended
	June 30, 2007		June 30, 2007
	2007	2006	2007	2006
Free Cash Flow*
Net cash provided by operating activities	$343	$167	$738	$639
Less:
Purchase of property, equipment and software, net of sales	(78)	(104)	(317)	(394)
Additions to other intangible assets	(13)	(7)	(43)	(36)

Free Cash Flow	$253 (a)	$55 (c)	$378 (b)	$208 (d)

*	based on actual amounts, not rounded

a)	Includes approximately $53 million of cash interest paid on debt, cash paid related to legal and other costs associated with the ongoing stock option investigations and shareholder derivative lawsuits, partially offset by cash interest income.

b)	Includes approximately $192 million of cash interest paid on debt, cash paid related to legal and other costs associated with the ongoing stock option investigations and shareholder derivative lawsuits, partially offset by cash interest income, and approximately $35 million of cash payments for estimated taxes, interest and penalties related to disallowed Section 162(m) compensation deductions that were previously believed to be deductible.

c)	Includes approximately $26 million of cash interest paid on debt, cash paid related to legal and other costs associated with the ongoing stock option investigations and shareholder derivative lawsuits, partially offset by cash interest income.

d)	Includes approximately $86 million in cash payments related to final settlement of the Mellon Financial Corporation (“Mellon”) Transition Services Agreement, and $26 million of cash payments related to pre-acquisition bonuses. Also includes approximately $53 million of cash interest paid on debt, cash paid related to legal and other costs associated with the ongoing stock option investigations and shareholder derivative lawsuits, partially offset by cash interest income.

Supplemental Information
In addition to the non-GAAP measures discussed above, the Company has provided the impact on pre-tax profit, net income and diluted earnings per share of certain transactions and events included in our reported results of operations, which management believes enhances the understanding of our financial results and the impact of those events and transactions on our results. Management believes this information provides additional information related to factors impacting our reported financial performance which may be useful to investors. The amount of the transaction or event is presented on a basis determined in accordance with generally accepted accounting principles as reflected in our reported consolidated results of operations. All per share measures are calculated on the same diluted per share basis as our reported diluted earnings per share. The per share impacts are not intended to reflect a per share amount that accrues directly to an investor’s benefit as a result of the particular transaction or event.
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